CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 29, 2014, relating to the financial statements and financial highlights which appears in the October 31, 2014 Annual Reports to Shareholders of AMG Trilogy Global Equity Fund (formerly, Trilogy Global Equity Fund), AMG Trilogy Emerging Markets Equity Fund (formerly, Trilogy Emerging Markets Equity Fund) and AMG Trilogy International Small Cap Fund (formerly, Trilogy International Small Cap Fund), three of the series constituting AMG Funds (formerly, Managers AMG Funds), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 26, 2015